Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM
We consent to the use of our report in the Registration Statement on Form SB-2 Amendment No. 1 of Brookside Technology Holdings Corp. dated and the related prospectus (No. 333-143933 ) of our report dated March 29, 2007 with respect to the financial statements of Brookside Technology Partners, Inc. as of December 31, 2006 and 2005, and for the years then ended, which included an explanatory paragraph indicating that there is substantial doubt about the Company’s ability to continue as a going concern. We consent to the of our report dated December 6, 2007 with respect to the financial statements of U.S. Voice & Data, LLC as of December 31, 2006 and 2005, and for the years then ended, which included an explanatory paragraph indicating that Brookside Technology Holdings Corp. acquired all of the outstanding membership interests of U.S. Voice & Data, LLC on September 26, 2007. We also consent to the reference to our Firm under the Caption “Experts” in such Registration Statement and related Prospectus.
/s/ PMB Helin Donovan, LLP
Austin, Texas
February 7, 2008